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                                                                    EXHIBIT 10.6

                                    SUBLEASE
                                    --------


     THIS SUBLEASE ("Sublease") is made as of May , 2000, by DELUXE FINANCIAL SERVICES, INC., a Minnesota corporation ("Sublandlord") and eFUNDS CORPORATION, a Delaware corporation ("Subtenant").

                                   BACKGROUND:

     A. Shoreview Associates LLC, a Delaware limited liability company, as Landlord ("Prime Landlord"), and Sublandlord, as Tenant, have entered into that certain Lease dated as of September 30, 1999, attached hereto as Exhibit A (the "Prime Lease"), regarding certain premises (the "Prime Lease Premises") in the building known as Shoreview Corporate Center, 1050 and 1080 West County Road F, Shoreview, Minnesota, all as described in the Prime Lease.

     B. Sublandlord and Subtenant have agreed to enter into a sublease as to the portion of the Prime Lease Premises shown on the attached Exhibit B, containing approximately 45,956 rentable square feet (as defined in the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996) in the Building, together with the non-exclusive rights to use the Common Area (collectively, the "Sublease Premises"), upon the terms and conditions set forth below.

     C. All capitalized terms used in this Sublease but not defined shall have the meanings ascribed to them in the Prime Lease.

                                   AGREEMENT:

     1. Sublease. Subtenant agrees to sublease from Sublandlord, and Sublandlord agrees to sublease to Subtenant, the Sublease Premises upon the terms and conditions set forth below.

     2. Sublease Term. The term of this Sublease as the same may be extended ("Sublease Term") will commence on the date of the initial offering of shares of Subtenant to the public (the "Commencement Date") and will expire on September 30, 2001. Subtenant has two extension options to extend the Sublease Term for six months each, if Subtenant notifies Sublandlord in writing at least six months prior to the expiration of the Sublease Term, as the same may have been previously extended. Subtenant may not exercise its second extension option for the second extension term if it has not exercised its first extension option for the first extension term. If Subtenant exercises any of its extension options, this Sublease will be in full force and effect during the Sublease Term, as so extended, subject to all of the terms and conditions of this Sublease.

     3. Use. Subtenant shall use the Sublease Premises for any use permitted by the Prime Lease, and for no other purpose.
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     4. "As Is" Sublease; Alterations. Subtenant agrees to accept the Sublease
Premises in "as is" condition, "with all faults". Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Sublease Premises (excluding any allocable portion or right to the use of the Common Area included within the definition of "Sublease Premises") required to comply with the Americans with Disabilities Act (the "ADA") and all other applicable laws, rules and regulations (collectively, the "Laws"). Sublandlord shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Common Area required to comply with the Laws, except to the extent modifications to the Common Area are required under the ADA to accommodate one or more of Subtenant's actual employees, the cost of which shall be borne by Subtenant. Subtenant shall make or install no other improvements, alterations or work on or to the Sublease Premises or on or to the property and/or Building of which the Sublease Premises are a part without the prior written consent of Sublandlord (which may not be unreasonably withheld by Sublandlord, provided Prime Landlord consents thereto).

     5. Rent. Subtenant will pay monthly gross rent (the "Rent") for the Sublease Premises in advance, without abatement, deduction or setoff, on the first day of the first month following the Commencement Date and on the first day of each calendar month thereafter during the Sublease Term, in the amount of $57,445.00 per month (i.e. $15.00 per rentable square foot per year). The Rent is a "gross" rent inclusive of all operating expenses and Subtenant shall have no further monetary obligations to Sublandlord under this Sublease, including, without limitation, insurance, real estate taxes and special assessments, or operating expenses of the Building and/or the Common Area, or costs for utilities, except as specifically provided herein.

     6. Parking. Subtenant may, during the Sublease Term, use up to 133 of the unreserved parking spaces located in the Common Area on a non-exclusive basis, upon the same terms and conditions as are set forth in the Prime Lease. Subtenant may use the designated visitors parking spaces located on the north side of the facility for tenant's visitors, along with all other tenants of the facility, on a non-exclusive basis.

     7. Performance of Prime Lease. Except as otherwise set forth in this Sublease, for the duration of the Sublease Term, Subtenant assumes and agrees to keep, obey and perform all of the terms, covenants and conditions of Sublandlord as tenant under the Prime Lease with respect to the Sublease Premises. Sublandlord agrees to pay all rent and other expenses required to be paid by it under the Prime Lease, including utilities.

     8. Subtenant's Rights as to Prime Landlord. Sublandlord shall not be liable for any nonperformance of or noncompliance with or breach or failure to observe any term, covenant or condition of the Prime Lease upon Prime Landlord's part to be kept, observed, performed or complied with, or for any delay or interruption in Prime Landlord's performing its obligations thereunder, provided that Sublandlord shall cooperate with Subtenant in assisting Subtenant in enforcing the terms of the Prime Lease, to the extent provided below. Sublandlord


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hereby assigns unto Subtenant, for so long as this Sublease shall be in force and effect, any and all assignable rights and causes of action which Sublandlord may have against Prime Landlord with respect to the Sublease Premises due to defaults by Prime Landlord under the Prime Lease. Sublandlord agrees to cooperate with and join with Subtenant in any claims or suits brought by Subtenant against Prime Landlord under the Prime Lease, provided that such participation shall be without cost or expense to Sublandlord.

     9. Insurance; Waivers. Subtenant will, during the Sublease Term, continuously maintain commercial general liability insurance to the same extent as required of Sublandlord as tenant under the Prime Lease, which insurance policy shall name Sublandlord as an additional insured party, and a certificate thereof acceptable to Sublandlord shall be delivered to Sublandlord prior to the delivery of the Sublease Premises to Subtenant. Subtenant hereby agrees to indemnify and hold harmless Sublandlord from, and shall reimburse Sublandlord for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Subtenant in performing or observing any term, covenant, condition or provision of this Sublease, or out of the use or occupancy of the Sublease Premises by Subtenant, or out of any of the acts or omissions of the Subtenant, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Subtenant or who are at the Sublease Premises with Subtenant's consent. Notwithstanding anything contained in this Sublease to the contrary, Sublandlord and Subtenant release each other and the other's agents and employees from any liability for loss or damage by fire or other casualty coverable by the Insurance Services Office Special Cause of Loss Form or a standard form of "all risks" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this Section 9 will be effective whether or not the loss was actually covered by insurance.

     10. Assignment and Subletting. Except as provided in Section 18 below and provided Prime Landlord consents thereto, Subtenant may, with the prior written consent of Sublandlord (which consent may not be unreasonably withheld by Sublandlord), assign or pledge this Sublease, sublet all or any part of the Sublease Premises. Subtenant may not allow any liens to be placed on this Sublease or the Sublease Premises, or suffer this Sublease or the Sublease Premises or any portion thereof to be attached or taken upon execution. Notwithstanding the foregoing, no consent shall be required from Sublandlord or Prime Landlord for an assignment or sublease to a party controlling, controlled by or under common control with Subtenant.

     11. Expiration. Except as provided in Sections 17 and 18 below, this Sublease shall expire and Subtenant's obligations will terminate at the end of the Sublease Term hereof. Subtenant will peacefully and quietly vacate and surrender the Sublease Premises to Sublandlord at the expiration of the Sublease Term, in the same condition as on the


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Commencement Date, reasonable wear and tear and damage by casualty excepted. The existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord of liability if the Prime Lease is cancelled or terminated due to a default by Sublandlord as Tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Subtenant under this Sublease. Sublandlord agrees not to amend, alter or modify any of the provisions of the Prime Lease affecting Subtenant, or to surrender the Prime Lease, without Subtenant's written consent, which consent will not be unreasonably withheld or delayed. Sublandlord shall have no liability to Subtenant due to the termination of the Prime Lease by reason of any default by Subtenant under this Sublease, or by reason of any condemnation or destruction of the Prime Lease Premises.

     12. Default. If Subtenant defaults in its obligations under this Sublease, Sublandlord shall have all of the same rights and remedies against Subtenant as would be available to Prime Landlord against Sublandlord if Sublandlord were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease. If Sublandlord defaults in its obligations under this Sublease, Subtenant may pursue all remedies available at law or in equity.

     13. Notices. Any notice or demand permitted or required hereunder shall be deemed given or made if, and shall not be deemed to have been given or made unless, it is in writing and deposited in the United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Sublandlord:     Real Estate Department
                                         Attn:  Jim Peters
                                         Deluxe PPS
                                         1005 Gramsie Road
                                         Shoreview, MN 55126
                                         Phone:  651.483.7948
                                         Fax:      651.481.4345

                                         Legal Department
                                         Attn:  Sharon Maylath
                                         Deluxe PPS
                                         3680 North Victoria Street
                                         Shoreview, MN 55126
                                         Phone:   651.483.7320
                                         Fax:        651.787.2749


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                  If to Subtenant:       Real Estate Department
                                         Attn:  Kath Steuer
                                         eFunds Corporation
                                         400 West Deluxe Parkway
                                         Glendale, WI 53212-0536
                                         Phone:  414.341.5800
                                         Fax:      414.341.5075

                                         Legal Department
                                         Anita Jansson
                                         eFunds Corporation
                                         400 West Deluxe Parkway
                                         Glendale, WI 53212-0536
                                         Phone:  414.341.5656
                                         Fax:      414.341.5075

The foregoing addresses may be changed from time to time by notice as above provided, which change shall be effective 10 days after notice is given.

     14. Entire Agreement. This Sublease contains the entire agreement between Sublandlord and Subtenant regarding the Sublease Premises. Subtenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Sublease. This Sublease may be modified only by an agreement in writing signed by Sublandlord and Subtenant. No surrender of the Sublease Premises, or of the remainder of the Sublease Term, will be valid unless accepted by Sublandlord in writing.

     15. Successors and Assigns. All provisions of this Sublease will be binding on and for the benefit of the successors and assigns of Sublandlord and Subtenant, except that no person or entity holding under or through Subtenant in violation of any provision of this Sublease will have any right or interest in this Sublease or the Sublease Premises.

     16. Commissions. There are no commissions due regarding this Sublease. Sublandlord and Subtenant shall each indemnify and hold the other harmless from and against any claims, losses, costs or liability arising from any other parties who may claim a brokerage commission as a result of the indemnifying party's actions or agreements in connection with this Sublease.

     17. Early Termination. This Lease may be terminated by Tenant prior to September 30, 2001 upon at least six (6) month's prior written notice from Tenant to Landlord specifying the desired termination date, which shall be the last day of a calendar month.


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     18. Subtenant's Continuing Monetary Obligation. Notwithstanding anything contained in this Sublease to the contrary, as additional consideration for this Sublease, Subtenant agrees to pay to Sublandlord, on or before the first day of each month, the amount of $28,722.50 per calendar month ($7.50 per square foot per year) ("Subtenant's Share") for the period beginning immediately after the expiration of the Sublease Term or earlier termination date pursuant to Section 17 above, through and including September 30, 2006, until Sublandlord and Subtenant find a Replacement (as defined below), at which time Subtenant's liability under this Section 18 shall be partially or totally eliminated as provided below. On the earlier of the date 30 days after Subtenant gives notice of early termination under Section 17 above or the date 180 days prior to the expiration of the Sublease Term, as the same may have been extended, Sublandlord and Subtenant shall retain a real estate broker and agree to work in good faith to find a suitable replacement subtenant or subtenants ("Replacement," whether one or more) as soon as possible thereafter for a term beginning as soon as possible after the early termination date or the expiration of the Sublease Term, as the same may have been extended, as applicable, and ending September 30, 2006. If a Replacement, which must be approved by both Sublandlord and Subtenant, which approval shall not be unreasonably withheld, is found:

          (a) whose sublease gross rental obligation equals or exceeds $57,445.00 per month, then Subtenant shall pay Subtenant's Share until the date the Replacement begins paying rent, and any excess shall first be applied to reimburse Sublandlord and Subtenant for the fees paid to the real estate broker retained to find the Replacement; or

          (b) whose sublease gross rental obligation is less than $57,445.00 per month, then Subtenant shall pay Subtenant's Share until the date the Replacement begins paying rent, and thereafter shall pay, on or before the first day of each month, an amount equal to one-half the difference between $57,445.00 per month and the gross rent owed by the Replacement each month for the period ending September 30, 2006.

     All fees owed to any agreed upon real estate broker shall be evenly shared by Sublandlord and Subtenant. Subtenant's obligations under this Section 18 shall cease on the same day that Sublandlord's obligations under the Prime Lease cease, if Sublandlord's obligations cease prior to September 30, 2006.

     19. Signage. Subtenant shall be allowed to place its own signage on the Prime Lease Premises in accordance with the provisions of the Prime Lease.

     20. Estoppel Certificates. Within 20 days after written request from either party, the other party will execute, acknowledge and deliver a document furnished by the requesting party, which statement may be relied upon by the requesting party and third parties, stating (a) that this Sublease is unmodified and in full force and effect (or if modified that this


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Sublease is in full force and effect as modified and stating the modifications),
(b) the dates to which Rent has been paid, (c) the current Rent, (d) the dates on which the Term begins and ends, (e) the existence of any unexpired extension options, (f) that Subtenant has accepted the Sublease Premises and is in possession, (g) that neither Sublandlord nor Subtenant is in default under this Sublease, or specifying any such default, and (h) such other and further information as may be reasonably requested.

     21. Telecommunication Service. Voice telecommunication services shall be provided by Sublandlord to Subtenant during the Term, and included in the Rent, as specifically set forth on the attached Exhibit C, and in accordance with the obligations set forth therein.

     EXECUTION:

     Sublandlord and Subtenant have executed this Sublease as of the date first stated above.


                                       Sublandlord

                                       DELUXE FINANCIAL SERVICES, INC.


                                       By________________________________

                                       Its______________________________


                                       Subtenant

                                       eFUNDS CORPORATION


                                       By________________________________

                                       Its______________________________


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